CBRE REALTY FINANCE, INC.

2005 EQUITY INCENTIVE PLAN

FORM OF OPTION AWARD AGREEMENT

AGREEMENT by and between CBRE Realty Finance, Inc., a Maryland corporation (the “Company”) and [                ] (the “Optionee”), dated as of the 9th day of June, 2005.

WHEREAS, the Company maintains the CBRE Realty Finance, Inc. 2005 Equity Incentive Plan (as amended from time to time, the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Optionee is an employee of the Manager (as defined below), who provides services as described below to the Company;

WHEREAS, the Company and the Manager have expressly acknowledged the direct nature of the Optionee’s service for the Company, and the grant made hereby is expressly acknowledged as being in consideration of such services; and

WHEREAS, the Manager, pursuant to authority given to it under Sections 3.1(b) and 4.1(a) of the Plan, has determined that it is in the best interests of the Company and its stockholders to grant a stock option to the Optionee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Stock Option.

The Company hereby grants the Optionee an option (the “Option”) to purchase [                ] shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

The Option is not intended to be and shall not be qualified as an “incentive stock option” under Section 422 of the Code.

2.	Option Price.

The Option Price per Share shall be $15.00.

3.	Initial Exercisability.

Subject to paragraphs 4 and 5 below, the Option, to the extent the Option has not otherwise expired or been forfeited, shall first become exercisable as follows:

For the Period Ending On	Percent of the Grant Exercisable
June 9, 2006	33.33%

June 9, 2007	66.66%

June 9, 2008	100.00%

4.	Exercisability Upon and After Termination of Optionee.

(a) In the event the Optionee has a Termination of Service for Voluntary Resignation or Retirement (as such terms are defined in the limited liability company agreement of LJMCO Management Dedicated Term Pool LLC (the “Dedicated Agreement”)), then the Option (if exercisable) may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the Option as provided under paragraph 5 below; provided, that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(b) In the event the Optionee has a Termination of Service on account of Termination Without Cause, Death or Permanent Disability of the Optionee (as such terms are defined in the Dedicated Agreement), the Option shall immediately vest with respect to an additional one-third of the Shares subject to the Option (whether or not otherwise exercisable) and the portion of the Option otherwise exercisable may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(c) Notwithstanding any other provision hereof, if the Optionee has a Termination of Service by the Company on account of Termination for Cause (as such terms are defined in the Dedicated Agreement) then the Option, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.	Term.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the fifth anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

6.	Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided, that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by email or facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6(d).

(d) The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) The Optionee agrees that, at the request of the Committee, the Optionee shall represent to the Company in writing that the Shares being acquired are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Option.

(f) Nothing in this Agreement shall confer on the Optionee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate the Optionee’s employment or other service at any time.

(g) It is acknowledged, agreed and understood that the grant made hereby is made to CBRE Realty Finance Management, LLC (the “Manager”) in consideration of services rendered thereby, and in turn made by the Manager in consideration of the services rendered by the Optionee in connection with the Optionee’s employment by the Manager. For purposes of the provisions in paragraphs 3, 4 and 6(g) above relating to employment with the “Company” (and the termination thereof), and also for purposes of any references in the Plan to employment, “Company” shall mean the Manager or, as the context so requires, the affiliate of the Manager that is the employer.

(h) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

CBRE REALTY FINANCE, INC.

By:
Name:
Title:

[Name of Optionee]

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